[LETTERHEAD OF THE TALBOTS, INC.]






December 20, 1999



                              REQUEST FOR EXTENSION

To:      The Sakura Bank, Limited
         New York Branch

         Re: Revolving Credit Agreement dated as of January 25, 1994; First Amendment, dated November 21, 1995; Second Amendment dated April 18, 1996; Third Amendment, dated January 28, 1998; and Fourth Amendment, dated April 17, 1998, between The Talbots, Inc. as borrower, and The Sakura Bank, Limited (the "Agreement")


Dear Sirs:

Pursuant to Section 14(j)(i) of the Agreement, we hereby irrevocably request to you the one year extension of the Revolving Credit Period (as defined in the Agreement) so that the Revolving Credit Period if extended pursuant to this request would expire on January 28, 2002.

We would appreciate it if such extension would be accepted, and, if so, in writing.

                                          Very truly yours,

                                          THE TALBOTS, INC.



                                          By:   EDWARD L. LARSEN
                                                ----------------
                                                Edward L. Larsen
                                                Senior Vice President, Finance

ELL:mc

cc:      Mr. N. Kaida
         Ms. C. Stone